UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 6, 2014

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
As previously reported in our Current Report on Form 8-K filed on May 14, 2014, we, through GAHC3 Lithonia GA MOB, LLC, our wholly owned subsidiary, entered into an assignment and assumption of real estate purchase agreement and escrow instructions on May 14, 2014 for the purchase of DeKalb Professional Center located in Lithonia, Georgia, or the DeKalb property, for a purchase price of $2,830,000, plus closing costs, from 5461 Hillandale, LLC, or seller, and McWhirter Realty Partners, LLC, or seller guarantor, unaffiliated third parties. The DeKalb property is an approximately 19,000 square foot, multi-tenant medical office building located in Lithonia, Georgia that is 81% leased to four tenants, the two largest of which are RMS Lifeline and The Emory Clinic. Medical services provided at the DeKalb property include: heart and vascular diagnostic testing, echocardiography services and nuclear stress testing, mental health and substance abuse services, vascular care services and dental services.

On June 6, 2014, we acquired the DeKalb property from the seller for a purchase price of $2,830,000, plus closing costs. We purchased the property using cash proceeds from our initial public offering. In connection with the acquisition, we paid an acquisition fee of approximately $64,000, or 2.25% of the contract purchase price of the DeKalb property, which was paid as follows: (i) in shares of our common stock in an amount equal to 0.25% of the contract purchase price, at $9.00 per share, the established offering price as of the date of closing, net of selling commissions and dealer manager fees, and (ii) the remainder in cash equal to 2.00% of the contract purchase price, to Griffin-American Healthcare REIT III Advisor, LLC, our advisor, and its affiliates.

Item 7.01 Regulation FD Disclosure.
On June 12, 2014, American Healthcare Investors LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing our acquisition of the DeKalb property. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.
The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.
Until subscriptions aggregating at least $20,000,000 were received and accepted by us pursuant to our initial public offering, all subscription proceeds for shares of our common stock from residents in the state of Washington were placed in escrow. On June 10, 2014, we received and accepted subscriptions aggregating at least $20,000,000 in shares of our common stock to satisfy such conditions of our escrow agreement and issue shares of our common stock to investors in Washington. These funds are now available to us for the acquisition of real estate assets and other purposes.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 American Healthcare Investors LLC Press Release, dated June 12, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

June 12, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	American Healthcare Investors LLC Press Release, dated June 12, 2014